Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sixth Amended and Restated 2004 Long Term Incentive Plan of ION Geophysical Corporation of our report dated June 17, 2011, with respect to the consolidated financial statements of INOVA Geophysical Equipment Limited included in the Annual Report (Form 10-K/A) of ION Geophysical Corporation, for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Calgary, Alberta
August 4, 2011

Exhibit 23.2-1